Exhibit 99

Contacts:

Media	Investor Relations
Robert C. Ferris	Mark Macaluso
(973) 455-3388	(973) 455-2222
rob.ferris@honeywell.com	mark.macaluso@honeywell.com

HONEYWELL REPORTS STRONG FINISH TO 2016

•	Fourth-Quarter Growth Led By UOP, Solstice®, And Home And Building Technologies
•	Strong Fourth-Quarter Segment Margin Expansion Driven By Productivity And Repositioning Benefits
•	Fourth-Quarter Free Cash Flow Conversion Of 126%[1]
•	Full-Year Sales of $39.3 Billion, Up 2%, Driven By Acquisitions

MORRIS PLAINS, N.J., January 27, 2017 -- Honeywell (NYSE: HON) today announced results for the fourth quarter and full-year of 2016, and reaffirmed 2017 earnings guidance.

“We finished 2016 with a strong fourth quarter, achieving 14% earnings growth (excluding divestitures and charges for pension mark-to-market and debt refinancing), 90 basis points of segment margin expansion excluding M&A, and free cash flow conversion of 126%,” said Honeywell Chairman and CEO Dave Cote. “For the full year, we delivered earnings growth of 8% (excluding charges for pension mark-to-market and debt refinancing) and drove strong operational segment margin expansion while making significant investments for the future, including over $250 million in incremental Aerospace OEM incentives (the equivalent of four percentage points of EPS). We funded high-return capital projects through more than $1 billion in capital expenditures, marking the third consecutive year of reinvesting at over 150% of depreciation, and we continued to upgrade our growth profile through acquisitions totaling more than $2.5 billion and divestitures with aggregate annual revenues in excess of $1 billion. To better drive top-line growth and improve our overall decision-making speed, we realigned our business segments and funded more than $250 million in internal restructuring projects. In addition, our debt refinancing will reduce our expected 2017 interest expense by about 8% despite increasing total borrowings by $4 billion, and we returned nearly $4.5 billion to our shareowners through dividends and share repurchases.”

Cote concluded, “We delivered outstanding returns again in 2016 with a total shareowner return of 15%, which exceeded the S&P’s total shareowner return by 300 basis points. More importantly, we set the stage for a successful 2017. I am confident in our ability to continue to outperform under Darius Adamczyk. It has been an honor to lead Honeywell for the past 15 years, and I know that our best days are ahead of us.”

1 Cash Flow From Operations Less Capital Expenditures; Free Cash Flow Conversion = Free Cash Flow / Net Income, Excluding Pension Mark-To-Market Adjustment And Debt Refinancing Charges

Throughout this press release, core organic sales growth refers to reported sales growth less the impacts from foreign currency translation, M&A and raw materials pass-through pricing in the former Resins & Chemicals business previously part of Performance Materials and Technologies. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not tied to volume growth. A reconciliation of core organic sales growth to reported sales growth is provided in the attached financial tables.

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Honeywell Q4’16 Results - 2

Darius Adamczyk, President and Chief Operating Officer said, “Our business will benefit in the future from the investments we made in 2016. All of these actions, combined with our focus on enhancing organic growth, and the power of our connected businesses, make us optimistic about 2017 and beyond. We are reaffirming our 2017 earnings guidance today. As I discussed on our December outlook call, Honeywell will continue our focus on driving organic growth and margin expansion through new software opportunities, breakthrough initiatives, and an improved customer experience. We look forward to discussing this more at our annual investor conference on March 1 in New York City.”

Honeywell will discuss the results during its investor conference call today starting at 9:30 a.m. EST.

Fourth Quarter Performance

Honeywell sales for the fourth quarter were flat on a reported basis and down 1% on a core organic basis. The difference between reported and core organic sales is due to the impact of acquisitions, primarily Elster and Intelligrated, partially offset by the spin-off of Resins and Chemicals in Performance Materials and Technologies and the divestiture of the Aerospace government services business. The fourth-quarter and full-year 2016 financial results can be found in Tables 1 and 2 below.

Aerospace sales for the fourth quarter were down 5% on a core organic basis. The decrease was primarily driven by lower volumes in Business and General Aviation, higher OEM incentives, program completions in U.S. Space and International Defense, and continued weakness in the commercial helicopter business, as expected. This was partially offset by global gas turbo penetration in passenger vehicles in Transportation Systems. Segment margin declined 130 bps to 20.2%, due to higher OEM incentives, product mix, and lower volumes, partially offset by productivity net of inflation and commercial excellence. Excluding the impact of acquisitions and higher OEM incentives, segment margin contracted by 10 basis points.

Home and Building Technologies sales for the fourth quarter were up 2% on a core organic basis driven by continued strength in our Building Solutions and Distribution businesses, double-digit growth in China and India, and new product introductions in Environmental and Energy Solutions. Segment margin declined 30 bps to 16.8%, primarily driven by acquisition amortization and integration costs. Excluding the impact of acquisitions, segment margin expanded 60 basis points driven by benefits from previously-funded restructuring and commercial excellence, partially offset by the unfavorable impact of higher Distribution sales and growth investments.

Performance Materials and Technologies sales for the fourth quarter were up 5% on a core organic basis driven by strong catalyst, licensing, and equipment growth in UOP and a continued ramp in Solstice® sales in Advanced Materials. Segment margin expanded 520 bps to 25.4%, driven by productivity net of inflation, the favorable impact from the spin-off of AdvanSix, higher catalyst volumes, and commercial excellence. Excluding the impact of acquisitions, segment margin expanded by 560 bps.

Safety and Productivity Solutions sales for the fourth quarter were down 6% on a core organic basis as a result of lower volumes in the Productivity and Safety businesses and supply chain delays. Segment margin contracted 100 bps to 14.3%, primarily driven by acquisition amortization and integration costs. Excluding the impact of acquisitions, segment margin expanded by 100 bps driven by restructuring benefits and commercial excellence, partially offset by lower volumes across the portfolio.

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Honeywell Q4’16 Results - 3

To participate in today’s conference call, please dial (800) 263-0877 (domestic) or (719) 457-1036 (international) approximately ten minutes before the 9:30 a.m. EST start. Please mention to the operator that you are dialing in for Honeywell’s fourth quarter 2016 earnings call or provide the conference code HON4Q16. The live webcast of the investor call as well as related presentation materials will be available through the “Investor Relations” section of the company’s Website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EST, January 27, until 12:30 p.m. EST, February 3, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 2675177.

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Honeywell Q4’16 Results - 4

TABLE 1: SUMMARY OF FINANCIAL RESULTS – TOTAL HONEYWELL

($ Millions, except Earnings Per Share)	FY 2015	FY 2016	Change
Sales	38,581	39,302	2%
Core Organic			(1%)
Segment Margin	18.8%	18.3%	(50) bps
Ex-M&A			10 bps
Operating Income Margin	17.7%	17.0%	(70) bps
Ex-Pension MTM And Debt Refinancing	17.9%	18.0%	10 bps
Earnings Per Share
Reported	$6.04	$6.20	3%
Ex-Pension MTM And Debt Refinancing	$6.10	$6.60	8%
Cash Flow From Operations	5,519	5,498	~Flat
Free Cash Flow[2]	4,446	4,403	(1%)

	4Q 2015	4Q 2016
Sales	9,982	9,985	~Flat
Core Organic			(1%)
Segment Margin	18.8%	19.0%	20 bps
Ex-M&A			90 bps
Operating Income Margin	17.4%	16.2%	(120) bps
Ex-Pension MTM And Debt Refinancing	18.0%	20.2%	220 bps
Earnings Per Share
Reported	$1.53	$1.34	(12%)
Ex-Pension MTM And Debt Refinancing	$1.58	$1.74	10%
Ex-Divestitures, Pension MTM, Debt Refinancing	$1.53	$1.74	14%
Cash Flow From Operations	1,963	2,042	4%
Free Cash Flow[2]	1,575	1,696	8%

2 Cash Flow From Operations Less Capital Expenditures

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Honeywell Q4’16 Results - 5

TABLE 2: SUMMARY OF FINANCIAL RESULTS – SEGMENTS

AEROSPACE	FY 2015	FY 2016	Change
Sales	15,237	14,751	(3%)
Segment Profit	3,218	2,991	(7%)
Segment Margin	21.1%	20.3%	(80) bps
Ex-M&A			(60) bps

	4Q 2015	4Q 2016
Sales	3,983	3,666	(8%)
Segment Profit	856	739	(14%)
Segment Margin	21.5%	20.2%	(130) bps
Ex-M&A, Other[3]			(10) bps

HOME AND BUILDING TECHNOLOGIES	FY 2015	FY 2016	Change
Sales	9,161	10,654	16%
Segment Profit	1,512	1,683	11%
Segment Margin	16.5%	15.8%	(70) bps
Ex-M&A			40 bps

	4Q 2015	4Q 2016
Sales	2,475	2,800	13%
Segment Profit	424	470	11%
Segment Margin	17.1%	16.8%	(30) bps
Ex-M&A			60 bps

PERFORMANCE MATERIALS AND TECHNOLOGIES	FY 2015	FY 2016	Change
Sales	9,475	9,272	(2%)
Segment Profit	1,990	2,050	3%
Segment Margin	21.0%	22.1%	110 bps
Ex-M&A			150 bps

	4Q 2015	4Q 2016
Sales	2,338	2,228	(5%)
Segment Profit	473	566	20%
Segment Margin	20.2%	25.4%	520 bps
Ex-M&A			560 bps

SAFETY AND PRODUCTIVITY SOLUTIONS	FY 2015	FY 2016	Change
Sales	4,708	4,625	(2%)
Segment Profit	746	680	(9%)
Segment Margin	15.8%	14.7%	(110) bps
Ex-M&A			(40) bps

	4Q 2015	4Q 2016
Sales	1,186	1,291	9%
Segment Profit	181	185	2%
Segment Margin	15.3%	14.3%	(100) bps
Ex-M&A			100 bps

3 Excludes ~$48M Increase In Aero OEM Incentives YoY

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Honeywell Q4’16 Results - 6

Honeywell (www.honeywell.com) is a Fortune 100 diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes, and industry; turbochargers; and performance materials. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

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Honeywell Q4’16 Results - 7

Honeywell International Inc.
Consolidated Statement of Operations (Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Product sales	$7,964	$7,960	$31,362	$30,695
Service sales	2,021	2,022	7,940	7,886
Net sales	9,985	9,982	39,302	38,581

Costs, expenses and other
Cost of products sold (A)	5,625	5,649	22,170	21,775
Cost of services sold (A)	1,254	1,268	4,980	4,972
	6,879	6,917	27,150	26,747
Selling, general and administrative expenses (A)	1,493	1,332	5,469	5,006
Other (income) expense	95	(4)	(102)	(68)
Interest and other financial charges	86	84	338	310
	8,553	8,329	32,855	31,995

Income before taxes	1,432	1,653	6,447	6,586
Tax expense	387	450	1,601	1,739

Net income	1,045	1,203	4,846	4,847

Less: Net income attributable to the noncontrolling interest	11	9	37	79

Net income attributable to Honeywell	$1,034	$1,194	$4,809	$4,768

Earnings per share of common stock - basic	$1.36	$1.55	$6.29	$6.11

Earnings per share of common stock - assuming dilution	$1.34	$1.53	$6.20	$6.04

Weighted average number of shares outstanding - basic	762.4	771.8	764.3	779.8

Weighted average number of shares outstanding - assuming dilution	772.3	780.8	775.3	789.3

(A) Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, pension and other postretirement (income) expense, and stock compensation expense.

Below is a reconciliation of earnings per share to earnings per share, excluding pension mark-to-market expense, debt refinancing expense and earnings attributable to 2016 divestitures. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. Earnings per share utilizes weighted average number of shares outstanding, assuming dilution, for the period.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Earnings per share of common stock - assuming dilution	$1.34	$1.53	$6.20	$6.04
Pension mark-to-market expense (1)	0.28	0.05	0.28	0.06
Debt refinancing expense (2)	0.12	-	0.12	-

Earnings per share of common stock - assuming dilution, excluding pension mark-to-market expense and debt refinancing expense	$1.74	$1.58	$6.60	$6.10

Earnings attributable to 2016 Divestitures (3)	-	(0.05)	(0.14)	(0.19)

Earnings per share of common stock - assuming dilution, excluding pension mark-to-market expense, debt refinancing expense, and 2016 divestitures	$1.74	$1.53	$6.46	$5.91

(1) Pension mark-to-market expense uses a blended tax rate of 21.3% and 36.1% for 2016 and 2015.

(2) Debt refinancing expense uses a tax rate of 26.5% for 2016.

(3) Earnings attributable to 2016 divestitures use a blended tax rate of 30.8% for three months ended December 31, 2015, 33.9% for 2016 and 33.2% for 2015.

Honeywell Q4’16 Results - 8

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Net Sales	2016	2015	2016	2015

Aerospace	$3,666	$3,983	$14,751	$15,237

Home and Building Technologies	2,800	2,475	10,654	9,161

Performance Materials and Technologies	2,228	2,338	9,272	9,475

Safety and Productivity Solutions	1,291	1,186	4,625	4,708

Corporate	-	-	-	-

Total	$9,985	$9,982	$39,302	$38,581

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Segment Profit	2016	2015	2016	2015

Aerospace	$739	$856	$2,991	$3,218

Home and Building Technologies	470	424	1,683	1,512

Performance Materials and Technologies	566	473	2,050	1,990

Safety and Productivity Solutions	185	181	680	746

Corporate	(61)	(54)	(218)	(210)

Total segment profit	1,899	1,880	7,186	7,256

Other income (expense) (A)	(103)	(1)	71	38
Interest and other financial charges	(86)	(84)	(338)	(310)
Stock compensation expense (B)	(39)	(43)	(184)	(175)
Pension ongoing income (B)	154	131	601	430
Pension mark-to-market expense (B)	(273)	(67)	(273)	(67)
Other postretirement income (expense) (B)	8	(10)	32	(40)
Repositioning and other charges (B)	(128)	(153)	(648)	(546)

Income before taxes	$1,432	$1,653	$6,447	$6,586

(A) Equity income (loss) of affiliated companies is included in segment profit.

(B) Amounts included in cost of products and services sold and selling, general and administrative expenses.

Honeywell Q4’16 Results - 9

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$7,843	$5,455
Accounts, notes and other receivables	8,818	8,075
Inventories	4,366	4,420
Investments and other current assets	2,031	2,103
Total current assets	23,058	20,053

Investments and long-term receivables	587	517
Property, plant and equipment - net	5,793	5,789
Goodwill	17,707	15,895
Other intangible assets - net	4,634	4,577
Insurance recoveries for asbestos related liabilities	417	426
Deferred income taxes	347	283
Other assets	1,603	1,776
Total assets	$54,146	$49,316

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,690	$5,580
Commercial paper and other short-term borrowings	3,366	5,937
Current maturities of long-term debt	227	577
Accrued liabilities	7,048	6,277
Total current liabilities	16,331	18,371

Long-term debt	12,182	5,554
Deferred income taxes	486	558
Postretirement benefit obligations other than pensions	473	526
Asbestos related liabilities	1,014	1,251
Other liabilities	4,110	4,348
Redeemable noncontrolling interest	3	290
Shareowners’ equity	19,547	18,418
Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$54,146	$49,316

Honeywell Q4’16 Results - 10

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income	$1,045	$1,203	$4,846	$4,847
Less: Net income attributable to the noncontrolling interest	11	9	37	79
Net income attributable to Honeywell	1,034	1,194	4,809	4,768
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	180	169	726	672
Amortization	77	53	304	211
(Gain) loss on sale of non-strategic businesses and assets	(2)	2	(178)	1
Repositioning and other charges	128	153	695	546
Net payments for repositioning and other charges	(205)	(208)	(625)	(537)
Pension and other postretirement expense (income)	111	(54)	(360)	(323)
Pension and other postretirement benefit payments	(33)	(38)	(143)	(122)
Stock compensation expense	39	43	184	175
Deferred income taxes	(70)	31	76	315
Excess tax benefits from share based payment arrangements	-	(12)	-	(81)
Other	227	(94)	194	57
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts, notes and other receivables	(200)	159	(770)	211
Inventories	215	250	(18)	230
Other current assets	39	191	117	80
Accounts payable	272	(4)	254	(17)
Accrued liabilities	230	128	233	(667)
Net cash provided by operating activities	2,042	1,963	5,498	5,519

Cash flows from investing activities:
Expenditures for property, plant and equipment	(346)	(388)	(1,095)	(1,073)
Proceeds from disposals of property, plant and equipment	17	12	21	15
Increase in investments	(871)	(1,013)	(3,954)	(6,714)
Decrease in investments	1,023	2,537	3,681	6,587
Cash paid for acquisitions, net of cash acquired	(5)	(5,043)	(2,573)	(5,228)
Proceeds from sales of businesses, net of fees paid	(8)	(2)	296	1
Other	124	(33)	282	(102)
Net cash used for investing activities	(66)	(3,930)	(3,342)	(6,514)

Cash flows from financing activities:
Net increase (decrease) in commercial paper and other short-term borrowings	(2,039)	2,254	(2,464)	4,265
Proceeds from issuance of common stock	23	36	409	186
Proceeds from issuance of long-term debt	4,735	12	9,245	60
Payments of long-term debt	(2,361)	(732)	(2,839)	(880)
Excess tax benefits from share based payment arrangements	-	12	-	81
Repurchases of common stock	(213)	(163)	(2,079)	(1,884)
Cash dividends paid	(505)	(465)	(1,915)	(1,726)
Payments to purchase the noncontrolling interest	-	-	(238)	-
AdvanSix pre-separation funding	-	-	269	-
AdvanSix pre-spin borrowing	-	-	38	-
AdvanSix cash at spin-off	-	-	(38)	-
Other	(2)	(4)	(42)	(65)
Net cash provided by (used for) financing activities	(362)	950	346	37

Effect of foreign exchange rate changes on cash and cash equivalents	(202)	(91)	(114)	(546)
Net increase (decrease) in cash and cash equivalents	1,412	(1,108)	2,388	(1,504)
Cash and cash equivalents at beginning of period	6,431	6,563	5,455	6,959
Cash and cash equivalents at end of period	$7,843	$5,455	$7,843	$5,455

Honeywell Q4’16 Results - 11

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow and Calculation of Free Cash Flow Conversion (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Cash provided by operating activities	$2,042	$1,963	$5,498	$5,519
Expenditures for property, plant and equipment	(346)	(388)	(1,095)	(1,073)
Free cash flow	$1,696	$1,575	$4,403	$4,446

Net income, attributable to Honeywell	$1,034	$1,194	$4,809	$4,768
Pension mark-to-market expense, net of tax (A)	215	43	215	43
Debt refinancing expense (B)	93	-	93	-
Net income, attributable to Honeywell, excluding pension mark-to-market expense and debt refinancing expense	$1,342	$1,237	$5,117	$4,811

Cash provided by operating activities	$2,042	$1,963	$5,498	$5,519
÷ Net income attributable to Honeywell	$1,034	$1,194	$4,809	$4,768
Operating cash flow conversion	197%	164%	114%	116%

Free cash flow	$1,696	$1,575	$4,403	$4,446
Net income, attributable to Honeywell, excluding pension mark-to-market expense and debt refinancing expense	$1,342	$1,237	$5,117	$4,811
Free cash flow conversion	126%	127%	86%	92%

(A) Pension mark-to-market expense uses a blended tax rate of 21.3% and 36.1% for 2016 and 2015.

(B) Debt refinancing expense uses a tax rate of 26.5% for 2016.

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell Q4’16 Results - 12

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Segment Profit	$1,899	$1,880	$7,186	$7,256

Stock compensation expense (A)	(39)	(43)	(184)	(175)
Repositioning and other (A, B)	(136)	(158)	(679)	(576)
Pension ongoing income (A)	154	131	601	430
Pension mark-to-market expense (A)	(273)	(67)	(273)	(67)
Other postretirement income (expense) (A)	8	(10)	32	(40)
Operating Income	$1,613	$1,733	$6,683	$6,828
Pension mark-to-market adjustment (A)	(273)	(67)	(273)	(67)
Debt refinancing expense	(126)	-	(126)	-
Operating Income excluding pension mark-to-market adjustment and debt refinancing expense	$2,012	$1,800	$7,082	$6,895

Segment Profit	$1,899	$1,880	$7,186	$7,256
÷ Sales	9,985	9,982	39,302	38,581
Segment Profit Margin %	19.0%	18.8%	18.3%	18.8%

Operating Income	$1,613	$1,733	$6,683	$6,828
÷ Sales	9,985	9,982	39,302	38,581
Operating Income Margin %	16.2%	17.4%	17.0%	17.7%

Operating Income excluding pension mark-to-market adjustment and debt refinancing expense	$2,012	$1,800	$7,082	$6,895
÷ Sales	9,985	9,982	39,302	38,581
Operating Income excluding pension mark-to-market adjustment and debt refinancing expense %	20.2%	18.0%	18.0%	17.9%

(A) Included in cost of products and services sold and selling, general and administrative expenses.

(B) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q4’16 Results - 13

Honeywell International Inc.

Calculation of Segment Profit Margin Excluding Mergers and Acqusitions (Unaudited)

(Dollars in millions)

Three Months Ended December 31 2016
Honeywell
Segment Profit excluding mergers and acquisitions	$1,833
÷ Sales excluding mergers and acquisitions	$9,284
Segment Profit Margin excluding mergers and acquisitions %	19.7%

Aerospace (1)
Segment Profit excluding mergers and acquisitions and other	$786
÷ Sales excluding mergers and acquisitions and other	$3,677
Segment Profit Margin excluding mergers and acquisitions and other %	21.4%

Home and Building Technologies
Segment Profit excluding mergers and acquisitions	$436
÷ Sales excluding mergers and acquisitions	$2,463
Segment Profit Margin excluding mergers and acquisitions %	17.7%

Performance Materials and Technologies
Segment Profit excluding mergers and acquisitions	$540
÷ Sales excluding mergers and acquisitions	$2,093
Segment Profit Margin excluding mergers and acquisitions %	25.8%

Safety and Productivity Solutions
Segment Profit excluding mergers and acquisitions	$180
÷ Sales excluding mergers and acquisitions	$1,105
Segment Profit Margin excluding mergers and acquisitions %	16.3%

(1) Other includes year-over-year incremental OEM incentives.

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q4’16 Results - 14

Honeywell International Inc.

Calculation of Segment Profit Margin Excluding Mergers and Acqusitions (Unaudited)

(Dollars in millions)

Twelve Months Ended December 31 2016
Honeywell
Segment Profit excluding mergers and acquisitions	$6,980
÷ Sales excluding mergers and acquisitions	$37,023
Segment Profit Margin excluding mergers and acquisitions %	18.9%

Aerospace
Segment Profit excluding mergers and acquisitions	$2,992
÷ Sales excluding mergers and acquisitions	$14,590
Segment Profit Margin excluding mergers and acquisitions %	20.5%

Home and Building Technologies
Segment Profit excluding mergers and acquisitions	$1,588
÷ Sales excluding mergers and acquisitions	$9,374
Segment Profit Margin excluding mergers and acquisitions %	16.9%

Performance Materials and Technologies
Segment Profit excluding mergers and acquisitions	$1,959
÷ Sales excluding mergers and acquisitions	$8,721
Segment Profit Margin excluding mergers and acquisitions %	22.5%

Safety and Productivity Solutions
Segment Profit excluding mergers and acquisitions	$670
÷ Sales excluding mergers and acquisitions	$4,338
Segment Profit Margin excluding mergers and acquisitions %	15.4%

We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Q4’16 Results - 15

Honeywell International Inc.

Reconciliation of Core Organic Sales Growth (Unaudited)

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2016	2016
Honeywell
Reported sales growth	-	2%
Less: Foreign currency translation, acquisitions, divestitures and other	1%	3%
Less: Raw materials pricing in R&C	-	-
Core organic sales growth	(1%)	(1%)

Performance Materials and Technologies
Reported sales growth	(5%)	(2%)
Less: Foreign currency translation, acquisitions, divestitures and other	(10%)	1%
Less: Raw materials pricing in R&C	-	(1%)
Core organic sales growth	5%	(2%)

Throughout this press release, core organic sales growth refers to reported sales growth less the impacts from foreign currency translation, M&A and raw materials pass-through pricing in the former Resins & Chemicals business previously part of Performance Materials and Technologies. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not tied to volume growth.

We believe core organic sales growth is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.